Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Korn/Ferry International, a Delaware corporation/company (the “Company”), hereby certifies that:

The Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 (the “Report”) of the Company fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 12, 2003

By:	/s/ PAUL C. REILLY
Name:	Paul C. Reilly
Title:	Chairman and Chief Executive Officer